UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Exchange Act Rule 14a-12
FORUM ENERGY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

Forum Energy Technologies, Inc.
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 12, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Forum Energy Technologies, Inc. (the “Company”), dated April 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Daylight Time, on Tuesday, May 12, 2020. This Supplement is being filed with the Securities and Exchange Commission on April 27, 2020 to stockholders of record as of the close of business on March 18, 2020.
THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2020

Due to health and safety concerns related to the coronavirus (COVID-19) outbreak, recommendations, and orders from various federal, state, and local governmental authorities, and out of an abundance of caution to support the health and well-being of our stockholders, employees, and community, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Forum Energy Technologies, Inc. (“Forum,” “we” or “our”) has changed.

New Location: https://web.lumiagm.com/229563824

As previously announced, the Annual Meeting will be held at 8:00 a.m., Central Daylight Time, on May 12, 2020. However, the Annual Meeting will now be held in a virtual meeting format only. There will be no physical meeting, and you will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed to stockholders, you are entitled to participate in and vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 18, 2020, the record date for the Annual Meeting, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee.

The Annual Meeting will be held at https://web.lumiagm.com/229563824. To be admitted to the Annual Meeting, you must enter the 16-digit control number found on your proxy card/voting instruction form. We intend to offer the same participation opportunities as would be provided at an in-person meeting. You may vote and submit questions during the Annual Meeting by following the instructions available on the meeting website.

You may begin to log into the online platform for the Annual Meeting beginning at 7:00 a.m., Central Daylight Time, on May 12, 2020. A support line will be available on the meeting website to answer questions on how to participate in the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location of the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

If you have already voted, no additional action is required. The proxy materials contain important information regarding the matters to be acted upon at the Annual Meeting, and we encourage you to read them. Your vote is very important to us.

By order of the Board of Directors,
John C. Ivascu
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
April 27, 2020